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                                                                    EXHIBIT 21.1


                              COLLAGEN CORPORATION

                     Subsidiaries* of Collagen Corporation

The Registrant owns the following percentages of the outstanding voting securities of the following corporations, which are included in the Registrant's consolidated financial statements (other than Target Therapeutics, Inc. which is accounted for under the equity method in years ended June 30, 1995, 1994, and 1993).

                                                          Percent Ownership
                                                           of Outstanding
                                                          Voting Securities
                                                           @ September 1,
                                                               1995**
                         Name                                                 Jurisdiction of Incorporation
-----------------------------------------------------------------------------------------------------------
Target Therapeutics, Inc.                                       24%                        Delaware
Collagen International, Inc.                                   100%                        Delaware
Collagen Biomedical  Pty.,  Limited                            100%                       Australia
Collagen Vertrieb biomedizischer Produkte Ges m.b.H.           100%                         Austria
Collagen SA                                                    100%                         Belgium
Collagen Canada Ltd.                                           100%                          Canada
Collagen SARL                                                  100%                          France
Collagen GmbH                                                  100%                         Germany
Collagen S.r.l.                                                100%                           Italy
Collagen Luxembourg S.A.                                       100%                      Luxembourg
Collagen B.V.                                                  100%                     Netherlands
Collagen AG                                                    100%                  United Kingdom
Collagen International Sales Corporation                       100%                  Virgin Islands

__________________________________

* Excludes certain subsidiaries, which, considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary as of June 30, 1995.
** Excludes LipoMatrix, Incorporated, in which Registrant agreed to increase its ownership from 40% to 90%, on a fully-diluted basis, on August 22, 1995.